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                                                                      EXHIBIT 20

                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.
                         COLLECTION PERIOD: JANUARY 2002


DISTRIBUTION DATE:
                  02/20/02


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STATEMENT TO NOTEHOLDERS AND  CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE SALE AND SERVICING AGREEMENT                                                       Per $1,000 of Original
                                                                                                         Class A/Class B
                                                                                                             Amounts
                                                                                                      ----------------------
     (i)     Principal Distribution
                  Class A-1                                                                 $0.00           $0.000000
                  Class A-2                                                                 $0.00           $0.000000
                  Class A-3                                                                 $0.00           $0.000000
                  Class A-4                                                        $19,622,107.24          $81.150154
                  Class B Amount                                                            $0.00           $0.000000

    (ii)     Interest Distribution
                  Class A-1                                                                 $0.00           $0.000000
                  Class A-2                                                                 $0.00           $0.000000
                  Class A-3                                                                 $0.00           $0.000000
                  Class A-4                                                           $594,131.19           $2.457118
                  Class B Amount                                                      $382,415.48           $4.683333

   (iii)     Monthly Servicing Fee                                                    $181,863.69
                  Monthly Supplemental Servicing Fee                                        $0.00

    (iv)     Class A-1 Principal Balance (end of Collection Period)                         $0.00
             Class A-1 Pool Factor (end of Collection Period)                            0.000000%
             Class A-2 Principal Balance (end of Collection Period)                         $0.00
             Class A-2 Pool Factor (end of Collection Period)                            0.000000%
             Class A-3 Principal Balance (end of Collection Period)                         $0.00
             Class A-3 Pool Factor (end of Collection Period)                           0.0000000%
             Class A-4 Principal Balance (end of Collection Period)               $116,959,775.05
             Class A-4 Pool Factor (end of Collection Period)                          48.370461%
             Class B Principal Balance (end of Collection Period)                  $81,654,551.40
             Class B Pool Factor (end of Collection Period)                            100.000000%

     (v)     Pool Balance (end of Collection Period)                              $198,614,326.45

    (vi)     Interest Carryover Shortfall
                  Class A-1                                                                 $0.00           $0.000000
                  Class A-2                                                                 $0.00           $0.000000
                  Class A-3                                                                 $0.00           $0.000000
                  Class A-4                                                                 $0.00           $0.000000
                  Class B                                                                   $0.00           $0.000000
             Principal Carryover Shortfall
                  Class A-1                                                                 $0.00           $0.000000
                  Class A-2                                                                 $0.00           $0.000000
                  Class A-3                                                                 $0.00           $0.000000
                  Class A-4                                                                 $0.00           $0.000000
                  Class B                                                                   $0.00           $0.000000

   (vii)     Balance of the Reserve Fund Property (end of Collection Period)
                  Class A Amount                                                   $17,771,119.23
                  Class B Amount                                                            $0.00

  (viii)     Aggregate Purchase Amount of Receivables repurchased by
                  the Seller or the Servicer                                       $33,717,573.05
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